Exhibit 2.9B

STATE OF NEVADA

ROSS MILLER Secretary of State		Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701-4069 Telephone (775) 684-5708 Fax (775) 684-7138

SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

GREENBERG TRAURIG LLP		Job: C20130212-0179
February 12, 2013

Special Handling Instructions:

exp corr/cc emailed 02/12/13 neh

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Correction	20130094813-91	2/12/2013 8:00:21 AM	1	$175.00	$175.00
24 Hour Expedite	20130094813-91	2/12/2013 8:00:21 AM	1	$125.00	$125.00
Copies - Certification of Document	20130094813-91	2/12/2013 8:00:21 AM	1	$30.00	$30.00
Business License	20130094813-91	2/12/2013 8:00:21 AM	1	$0.00	$0.00

Total					$330.00

Payments

Type	Description	Amount
Billed	751017	$330.00

Total		$330.00

	Credit Balance:	$0.00

Job Contents:
Certified File Stamped Copy(s):	1
Business License(s):	1

GREENBERG TRAURIG LLP

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Certified Copy

February 12, 2013

Job Number:	C20130212-0179
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20130094813-91	Certificate of Correction	1 Pages/1 Copies

Respectfully,

ROSS MILLER Secretary of State
Certified By: Nita Hibshman
Certificate Number: C20130212-0179
You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

	Filed in the office of	Document Number
20130094813-91
Certificate of Correction (PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)		Filing Date and Time
	Ross Miller	02/12/2013 8:00 AM
	Secretary of State	Entity Number
	State of Nevada	C38-1985

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Actavis Inc.

2. Description of the original document for which correction is being made:

Articles of Merger

3. Filing date of the original document for which correction is being made: January 17, 2013

4 . Description of the inaccuracy or defect:

The comma in the name was not recognized at the time of filing.

5. Correction of the inaccuracy or defect:

1) Name of merging entity: Actavis, Inc.

4) (b): Plan was approved by the required consent of the owners of: Actavis, Inc.

5) Article I: The name of this corporation shall be Actavis, Inc.

8) Name of merging entity: Actavis, Inc.

Nevada State Business License: Actavis, Inc.

6. Signature:

X	Chief Legal Officer -Global	2/11/13
Authorized Signature	Title *	Date

*	If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction
Revised: 3-26-09

NEVADA STATE BUSINESS LICENSE

ACTAVIS, INC.

Nevada Business Identification # NV19851000416

Expiration Date: January 31, 2014

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 12, 2013

ROSS MILLER Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License

online at www.nvsos.gov under the Nevada Business Search.